SCHEDULE 14C
                                 (RULE 14C-101)

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[X] Definitive Information Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))

                                   PRIDE, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                   PRIDE, INC.
                                   Pride House
                       Watford Metro Centre, Tolpits Lane
                              Watford Hertfordshire
                                 WD1 8SB England


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                  INTRODUCTION


     This information statement has been mailed on September 10, 1999 to the stockholders of record on August 12, 1999 of Pride, Inc., a Delaware corporation ("Pride" or the "Company") in connection with certain actions to be taken by the Company pursuant to the written consent by the majority stockholders of the Company, dated August 12, 1999. The action to be taken pursuant to the written consent shall be taken on October 1, 1999. The principal executive offices of the Company are located at Pride House, Watford Metro Centre, Tolpits Lane, Watford Hertfordshire, WD1 8SB England. The Company's telephone number is (800) 698-6590.


     THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                                                   Alan Lubinsky
                                                                       President

          NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF
           A MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING OF THE
                         STOCKHOLDERS ON OCTOBER 1, 1999


To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant the written consent of a majority of stockholders in lieu of a special Meeting of the stockholders a special meeting of shareholders of Pride, Inc. on October 1, 1999:

     1. The adoption of a Share Exchange Agreement (the "Agreement"), dated as of July 30, 1999, between Pride and the shareholders of Mason Hill & Co., Inc. ("Mason Hill"), providing for the acquisition of Mason Hill by Pride on the terms and conditions contained in such Agreement, a copy of which is attached as Exhibit A to the accompanying Information Statement;

     2. The adoption of an amendment to the Certificate of Incorporation of Pride to (i) decrease the number of authorized shares of common stock of Pride from 500,000,000 to 20,000,000 shares; and (ii) change the name of the Company to Mason Hill Holdings,Inc.;

     3. The election of the directors set forth herein to serve as directors of Pride for the ensuing year;

     4. A reverse-split of the Company's common stock on a one-for-two basis;

     5. The selection of Lilling & Company as the Company's independent accountants for the fiscal year ended March 31, 2000.

     6. The reorganization of Pride's AC Investments, Inc. and PMS Investments, Inc. subsidiaries such that they become wholly-owned subsidiaries of AC Holdings, Inc., a wholly owned subsidiary of Pride;

     7. The spin-off of all of the 2,166,357 shares of common stock of Pride's AC Holdings, Inc. subsidiary to its shareholders will occur at such time as a Registration Statement therefor is declared effective by the Securities and Exchange Commission;

     8. The spin-off of 743,000 shares of DME Interactive Holdings, Inc. common stock which are owned by the Company, to its shareholders.

     The Board of Directors has fixed the close of business on August 12, 1999 as the record date for determining the shareholders entitled to notice of the foregoing.

                                                       By order of the
                                                       Board of Directors,
September 10, 1999                                     Alan Lubinsky, Secretary

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consists of 500,000,000 shares of Common Stock, par value $.002 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series at the discretion of the board of directors. As of the Record Date hereof, there were 2,166,357 shares of Common Stock outstanding, all of which were fully paid and non-assessable and no shares of Preferred Stock issued or outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because shareholders holding at least a majority of the Common Stock issued and outstanding as at the Record Date, namely New World Finance Limited, the holder of 1,050,000 shares of the Company's common stock; Eros Nominees Limited, the holder of 100,000 shares of the Company's common stock; Regent Nominees Limited, the holder of 81,000 shares of the Company's common stock; and Fort Investments, Limited, the holder of 100,000 shares of the Company's common stock have voted in favor of the following proposals by Resolution dated August 11, 1999; and having sufficient voting power to approve such Proposals through their ownership of the Company's Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Shareholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on August 12, 1999, which is more than twenty (20) days before the date of the Meeting, the Company anticipates that the actions contemplated herein will be effected on or about the close of business on the date of the Meeting.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware Business Company Law.

                             OWNERSHIP OF SECURITIES

         The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                     Number of                          Percentage of
Name                                                  Shares                            Share Ownership

Alan Lubinsky (1)(2)                                 1,331,535                         61.4%
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England

Ivan Averbuch (2)                                       50,000                           *
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England

Allan Edgar (2)                                              *                           *
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England

New World Finance, Ltd. (1)                          1,050,535                        48.5%
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England



Eros Nominees, Ltd. (1)                                100,000                         4.6%
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England

Regent Nominees, Ltd. (1)                               81,000                         3.7%
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England

Fort Investments, Ltd. (1)                             100,000                         4.6%
c/o Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertordshire
WD1 8SB England

All officers and
Directors as a group
 (3 persons) (1)(2)                                  1,845,535                        70.3%


     (1) Although Mr. Lubinsky disclaims beneficial ownership of the shares owned by New World Finance, Ltd., Eros Nominees, Ltd., Fort Investments, Ltd. and Regent Nominees, Ltd., it may be expected that each of such entities will vote their respective shares in favor of proposals espoused by Mr. Lubinsky.

     (2) Excludes Shares which are issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan.


                                APPROVAL REQUIRED

     The approval of a majority of the outstanding stock entitled to vote is necessary to approve the following proposals. However, as discussed above, the Company's Board of Directors has obtained the necessary approval for these proposals from stockholders with voting authority for stock constituting in excess of 50% of the total outstanding shares of the Company's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

                       BACKGROUND AND RECENT DEVELOPMENTS

     Pride, Inc. (the "Company") was incorporated as L.H.M. Corp. in the State of Delaware on May 10, 1988, as a "blank check" company for the purpose of seeking potential business ventures through acquisition or merger. In April 1990, L.H.M. Corp. entered into an Agreement and Plan of Reorganization with International Sportsfest, Inc. ("ISI"), a company formed to engage in and establish sports expositions in sports products such as clothing and sports related equipment. At such time L.H.M. Corp. changed its name to ISI. ISI never engaged in any business operations. In November 1992, ISI effected a 1 for 200 reverse split of its issued and outstanding shares of Common Stock. In January 1994, ISI entered into an Agreement and Plan of Reorganization with Pride Management Services, Plc. ("PMS"), an English corporation, whereby PMS became a wholly owned subsidiary of ISI and ISI changed its name to Pride, Inc.

     Pride Automotive Group, Inc., a Delaware corporation ("PAG") was formed by the Company in March 1995 for the purpose of acquiring all of the outstanding shares of common stock of PMS, which was accounted for as a "Reorganization." Prior to the Reorganization, PMS was a wholly owned subsidiary of the Company.

     In connection with the Reorganization and formation of PAG, PMS became a wholly owned subsidiary of PAG which, prior to PAG's initial public offering, was approximately 72.8% owned by Pride. PMS is a holding company which has six wholly owned subsidiaries which, prior to the Asset Disposition (as hereinafter defined) engaged in the Company's operations. PMS's wholly-owned subsidiaries include; Pride Vehicle Contracts Limited, Baker Vehicle Contracts Limited, Pride Vehicle Contracts (UK) Limited, Pride Leasing Limited, Pride Vehicle Management Limited and Pride Vehicle Deliveries Limited. These companies operated as one unit, with the same management and facilities.

     In November 1996, PAG, through its subsidiary AC Automotive Group Limited ("Automotive"), acquired all of the assets of AC Cars Limited ("AC Cars") and Autokraft Limited ("Autokraft"), two companies incorporated under the laws of England and Wales, respectively. AC Cars and Autokraft are specialty automobile manufacturers that had been in administrative receivership since March 1996.

     In November 1998, PMS and its subsidiaries entered into an agreement with Newcourt Automotive Services, Ltd. ("Newcourt) to sell it substantially all of their leasing portfolios for the sum of approximately $14,943,000 (the "Asset Dispostion"). The portfolio sold had been carried on the books of the Company at a value of approximately (pound)18,098,000 ($29,499,740). PMS currently maintains leases on approximately 100 vehicles, although it intends to discontinue its leasing operations by the end of calendar year 1999. The sale of such assets was deemed necessary by PMS due to pressure from its lenders. In June 1999, the Company acquired 100% of the issued and outstanding capital stock of PMS and PAG's 16% interest in AC Automotive, each for the sum of $1.00. The acquisition of the foregoing by the Company from PAG was in connection with PAG's acquisition, through a "reverse-merger" type transaction, of Digital Mafia Enterprises, LLC ("DGMF").

     PMS is winding down its operations and has a negative net worth. The Company is of the opinion that PMS is of no commercial value and that its 16% interest in Automotive could be of value to its shareholders in the future. The Company is also of the belief that delivering shares of DGMF to its shareholders will result in value to the shareholders as there currently exists a limited market for such securities.

     In light of the foregoing, Management had been searching for a business opportunity for the Company. Since Mason Hill had been investment bankers for PAG and was recently engaged as investment bankers for the Company, the opportunity to acquire Mason Hill resulted from conversations between management of the Company and management of Mason Hill. The terms of the merger transaction were negotiated by management of both companies. The Company and Mason Hill executed a definitive share exchange agreement on July 30, 1999.

     The Company's assets currently consist of its ownership interest of PMS and its ownership of approximately 16% of the capital stock of AC Automotive Group, Inc. ("Automotive"), its ownership of PMS (through its subsidiaries) and its ownership of 1,193,000 shares of common stock of DME Interactive Holdings, Inc. ("DGMF"), 743,000 of which will be spun-off to shareholders in connection with the matters contemplated herein and 350,000 of which (or the proceeds from the sale of such shares) will be contributed to AC Holdings, Inc. ("ACH") prior to the spin-off of AFH to the shareholders of Pride.

                   ACTIONS TO BE TAKEN AT THE SPECIAL MEETING

I.       THE ADOPTION OF A SHARE EXCHANGE AGREEMENT (THE
         "AGREEMENT"), DATED AS OF JULY 30, 1999, BETWEEN PRIDE AND THE SHAREHOLDERS OF MASON HILL

     On July 30, 1999, the Company entered into a definitive Share Exchange Agreement with Mason Hill which provides for the exchange of all of the issued and outstanding capital shares of Mason Hill by its shareholders for 15,886,618 shares of the Company's common stock.

     The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement. Upon completion of the Mason Hill Acquisition, Mason Hill will become a wholly-owned subsidiary of the Company.

Business - Mason Hill & Co., Inc.

     Mason Hill is an NASD registered securities broker/dealer which has been engaged in commercial brokerage operations since November 1995. Mason Hill concentrates its efforts in the areas of (a) retail and institutional sale of securities; (b) trading and market making activities; and (c) investment and merchant banking. Mason Hill may additionally engage in other aspects of the securities business, including the purchase and sale of United States

Government obligations, money market instruments, mortgage related securities, municipal and tax exempt securities, options, and foreign exchange commodities. Such other activities may involve the different or additional business risks and would require personnel experienced in such areas.

     Mason Hill utilizes the services of CIBC Oppenheimer ("Oppenheimer") as its clearing broker to process all of the securities transactions for Mason Hill. Mason Hill leases 18,650 square feet at 110 Wall Street, New York, New York as its principal offices. The term of the lease is for a period of five (5) years ending July of the year 2000.

Retail and Institutional Sale of Securities

     Mason Hill derives a significant portion of its revenues from commissions on brokerage transactions resulting from the retail and institutional sale of equity securities. Mason Hill's customers include both United States and foreign individuals and high net worth individuals.

     Mason Hill earns retail commissions from brokerage transactions in Nasdaq, as well as securities listed on the NYSE and AMEX. Depending on the circumstances, Mason Hill acts as either principal or agent in the execution of trades in these markets. Mason Hill employs registered representatives who principally engage in the retail sale of securities. As of the date hereof, Mason Hill employs 25 Registered Representatives.

Trading and Market-Making Activities

     Mason Hill is subject to the "Net Capital Rule", which rule governs the amount of securities which Mason Hill may buy, sell or inventory. Mason Hill purchases some securities for inventory, in order to "make a market" in such securities. As a market-maker, Mason Hill is required to publish bona fide bid and offer quotations in a quotation system (generally Nasdaq) or furnish bona fide quotations to other broker-dealers upon request. Mason Hill, as a market maker, must be ready to buy and sell reasonable quantities of a security at its quoted prices. Consequently, Mason Hill has its capital at risk when it conducts such market-making activities. The number of securities in which Mason Hill is permitted to make a market is limited by Mason Hill's restriction agreement with the NASD and the net capital rule under the NASD's regulations (the "Net Capital Rule").

     In executing customer orders for Nasdaq securities in which it does not make a market, Mason Hill charges a commission and acts as a broker in executing the order with another firm which is a market-maker. Brokerage commissions are also charged on NYSE and AMEX transactions in accordance with Mason Hill's commission schedule. Mason Hill executes customer orders for securities listed on the NYSE, AMEX or on Nasdaq through its clearing firm, Oppenheimer.

     Mason Hill also engages in securities trading for its own account. Trading profits or losses depend on the skills of Mason Hill's employees in market-making activities, the amount of capital allocated to securities positions, the volatility of the securities markets and the general trend of prices in the securities markets. Trading as a principal requires the commitment of capital and creates an opportunity for profit as well as the risk of loss due to market fluctuations. Mason Hill takes both long and short positions in securities in which it makes a market. If Mason Hill is in a short position with respect to any security, it may be subject to a significant liability if it is unable to cover the short position.  The  size  of  securities  positions  on  any  one  day  may  not  be representative of Mason Hill's exposure on any other day, as securities positions vary substantially on the basis of economic and market conditions, allocations of capital, including the amount of capital that may be committed to underwritings, and trading volume. In addition, the aggregate value of inventories which Mason Hill may carry is limited by certain reserve requirements imposed by the Net Capital Rule.

Investment and Merchant Banking

     Mason Hill's activities in this area includes the raising of capital for corporations, founding and developing new corporations, acting as an underwriter in public offerings of equity and debt securities for small to mid-size firms and as placement agent in the private placement of securities. Mason Hill has acted in such public underwritings as both the syndicate manager or syndicate member and intends to continue such activities in the future. Mason Hill has in the past and may continue to arrange for or provide investment candidates with bridge or temporary financing until consummation of a public offering.

     Mason Hill, while engaged in investment banking activities, intends to provide a full complement of services to its corporate clients. This not only involves the private and public financing of a corporation, but also participation in the corporation's development as an active investment banker and consultant. Mason Hill may additionally will attempt to raise capital for its corporate clients in connection with mergers, acquisitions, leveraged buy-outs, divestitures, asset-based financing and corporate reorganizations and recapitalization. In addition Mason Hill intends to assist in the development of new corporations and secure the capital for such new business. In connection with certain of its activities in this area, Mason Hill, the General Partner and certain of their officers, directors and employees have in the past and may continue to acquire significant equity positions in these developing enterprises. Mason Hill expects that its investment banking activities will, in part, concentrate on corporations that are engaged in the environmental, technological, automotive, healthcare, communications and biotechnical fields, although it will consider businesses in other, unrelated industries.

     In addition to the foregoing, the NASD has recently adopted a position of deeming limited partners and owners of even a limited, de minimis percentage of a brokerage firm to be "Associated Persons" of such broker/dealer. In essence, such a position has had the effect of preventing such persons from participating in private offerings and bridge transactions of issuers being underwritten by the broker/dealer and may further restrict such persons ability to participate in initial public offerings of securities which open at a premium because of "free-riding and withholding" rules promulgated by the NASD. Investors herein should be aware that they will in all likelihood be deemed "Associated Persons" of Mason Hill and may therefore be precluded from participating in bridge loan, private placement and initial public offerings in which Mason Hill is or may become involved.

     Many of the investment and merchant banking activities in which Mason Hill may engage will require substantially greater capital than Mason Hill has available. There can be no assurance that Mason Hill will ever be able to enter into any significant investment and merchant banking activities, or that it will be successful in such areas. Moreover, the types of investment and merchant banking transactions in which Mason Hill may engage is restricted under the terms of Mason Hill Restriction Agreement.

Clearing Accounts and Operations

     Mason Hill does not generally hold any funds or securities of its customers. Mason Hill utilizes, on a fully disclosed basis, the services of CIBC Oppenheimer ("Oppenheimer") as its clearing broker. Oppenheimer, the clearing broker, on a fee basis, will process all securities transactions for Mason Hill, and the accounts of its customers. Services of Oppenheimer, as clearing broker, includes billing and credit control, and receipt, custody and delivery of securities, for which each brokerage firm pays a portion of the commissions it receives from customer transactions. The clearing agreement requires that Mason Hill indemnify and hold harmless the clearing broker from certain liabilities or claims. The services of , as clearing broker, in effect provides a "back office" for Mason Hill's brokerage activities, freeing Mason Hill from the need and expense of creating its own back office capability, and affording its customers the security of having their securities and cash held by a major Wall Street firm.

     As required by the NASD and certain other authorities, Mason Hill is required to carry a fidelity bond covering loss or theft of securities, as well as embezzlement and forgery. The accounts of Mason Hill's customers are insured by SIPC for up to $500,000 for each customer, subject to a limitation of $100,000 for claims for cash balances and $400,000 for securities. Oppenheimer, Mason Hill's clearing agent, provides this Firm's customers with additional insurance of up to $49,500,000. SIPC is funded through assessments charged to registered broker-dealers.

Regulation

     The securities industry is subject to extensive regulation under federal and state laws. The principal purpose of the regulation is to regulate broker-dealers, protect customers and the securities markets. The SEC is the federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the national securities exchanges. These self-regulatory organizations adopt rules (which are subject to approval by the SEC) which govern the industry and conduct periodic examinations of member broker-dealers. Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trading practices among broker-dealers, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Mason Hill is currently registered as a broker-dealer in 44 states.

Net Capital Requirements

     As a broker-dealer and a member of the National Association of Securities Dealers, Inc. (the "NASD") Mason Hill is subject to the NASD's Net Capital Rule which is designed to measure the general financial integrity and liquidity of a broker-dealer. In computing net capital, various adjustments are made to net worth which exclude assets readily convertible into cash, and take a conservative perspective of other assets such as a firm's position in securities. The requirements provide that the broker-dealer shall maintain a certain minimum level of net capital and a certain ratio of net capital to aggregate indebtedness. The particular levels vary in application depending upon the nature of the activity undertaken by Mason Hill and the length of time it has been in business. The Net Capital Rule imposes restrictions on Mason Hill's operations. Compliance with the Net Capital Rule limits those operations of securities firms which require the intensive use of their capital, such as underwriting commitments and principal trading activities, and limits the ability of securities firms to pay dividends. Although the Net Capital Rule is operative on a continuous basis, for reasons of administrative practicality, Mason Hill compliance computations are made on a monthly basis. There can be no assurance that Mason Hill will maintain adequate net capital, or that its net capital will not fall below requirements established by the NASD or the SEC and subject Mason Hill to disciplinary action by those agencies in the form of fines, censure, suspension, expulsion or the termination of business altogether.

     Net capital is essentially defined as net worth (assets minus liabilities) plus certain qualifying subordinated borrowings, less various mandatory deductions. Such deductions result from excluding assets not readily convertible into cash and from conservative valuation of certain other assets. Among such mandatory deductions are adjustments (called "haircuts") in the market value of securities to reflect the possibility of a market decline prior to disposition. The Net Capital Rule as applied to Mason Hill requires that the ratio of aggregate indebtedness, as defined by the rule, to net capital not exceed 8-to-1 (increased to 15-1 after one (1) year under certain conditions). Compliance with the Net Capital Rule limits those operations of Mason Hill which require the intensive use of capital, such as underwriting commitments and trading activities. The Net Capital Rule also limits the ability of Mason Hill to make withdrawals of capital under certain conditions. The Net Capital Rule will limit the ability of Mason Hill to make cash distributions to its Shareholders.

Competition

     All aspects of Mason Hill's business are highly competitive. In its brokerage activities, Mason Hill competes directly with national broker-dealers, which are large, well-known firms with substantially greater financial and personnel resources than Mason Hill. Many of Mason Hill's competitors conduct extensive advertising and actively solicit potential clients in order to increase their business. Mason Hill also competes with a number of smaller regional brokerage firms as well as discount and on-line electronic brokerage firms which offer lower commission rates to their customers. In recent years, institutions such as large commercial banks, insurance companies and financial service companies have become a competitive factor by offering to their customers many services which are unavailable from a small brokerage firm such as Mason Hill.

Diversification and Size of Investments

     Although Mason Hill maintains its principal offices in the New York metropolitan area, finance and investment opportunities will be pursued through the U.S. and global markets. In order to reduce the impact on Mason Hill of failure of one or more unsuccessful transactions, an objective of Mason Hill is to balance its portfolio with respect to the size of its corporate finance transactions and to diversity of industries, products and company maturities represented.

     Consistent with the foregoing, the size of Mason Hill's finance transactions may vary and may depend upon whether Mason Hill is acting alone or in conjunction with other investors as part of a private financing. It is expected that Mason Hill will continue to participate in public and private financings sponsored by other underwriters. In general, the size of each transaction effected by Mason Hill will be determined by a financial plan which demonstrates that the capital sought will be sufficient for the company to achieve a specific objective, that such investment may significantly reduce the investment risk of any proposed future financing, and that such investment will support the company's operations.

Personnel

     Most aspects of the brokerage, securities trading and investment banking business are dependent on highly-skilled individuals. To achieve its objectives of operating a versatile brokerage, securities trading and investment and merchant banking firm capable of offering a wide variety of services to its customers, Mason Hill must attract and retain individuals with in-depth experience in many specialized fields, including, without limitation, stock trading, research, acquisitions, leveraged buy-outs, corporate takeovers and other aspects of investment and merchant banking. There can be no assurance that Mason Hill will be able to retain such personnel.

Properties

     Mason Hill maintains its principal offices at 110 Wall Street, 6th Floor, in Manhattan, New York. The lease is for 18,650 square feet of office space and is for a term of 5 years.

Litigation

     Many aspects of Mason Hill's business involves substantial risks of liability. Underwriters are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to public and private underwritten offerings. There has been an increased incidence of litigation in the securities industry in recent years, including class action suits which generally seek substantial damages. Any litigation, from the groundless to the meritorious, could consume significant resources of Mason Hill and could affect its ability to carry on normal business operations. Mason Hill does not have any insurance with outside carriers that would cover such risks of liability.

     The   securities  of  some  of  the  Offerings  in  which  Mason  Hill  has participated as underwriter or syndicate member have declined substantially in value. As a result of the significant decrease in the value of said securities, it is possible that the potential for litigation exists, most likely in the form of arbitration claims set forth against Mason Hill. Mason Hill has been named in an arbitration which, if decided against Mason Hill, would have a material adverse affect on the financial condition of Mason Hill and could cause it to reduce or terminate operations. In addition, Mason Hill has been notified that the trading of one of the public offerings in which it participated is being reviewed by the NASD and certain state securities agencies.

     Mason Hill is not presently a party to any litigation and knows of no litigation which is threatened or pending.


II. AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY

Background

     On August 12, 1999, the Company's Board of Directors unanimously authorized an amendment to the Company's Certificate of Incorporation (i) decreasing the number of authorized shares from 500,000,000 million to 20 million shares of Common Stock; and (ii) changing the name of the Company to "Mason Hill Holdings, Inc." The amendment was approved by a majority of the shareholders of the Company on August 12, 1999.

     Each of these proposed amendments is discussed in greater detail below. Additionally, a proposed form of Certificate of Amendment of the Certificate of Incorporation of the Company is included as Exhibit B to this Information Statement. A Certificate in substantially the form of Exhibit B will be filed with the Delaware Secretary of State promptly after completion of the Acquisition of Mason Hill.

     The Board of Directors has determined that the adoption of the proposed amendments will be in the best interests of the Company.

Reasons for the Authorized Actions

(i) The Company's Board of Directors believes that it is in the best interests of the Company to decrease the number of authorized shares of Common Stock from 500,000,000 million to 20 million shares of Common Stock in order to effect reduce potential franchise tax liability of the Company in the future. The Company's Board of Directors is of the belief that authorized capital of 20,000,000 shares of Common Stock will be sufficient for current and near future purposes. The balance of the authorized but unissued shares of common stock will be issuable at any time and from time to time by action of the Board of Directors without further authorization from the Company's shareholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Issuance of additional Common Stock, directly or upon exercise of warrants or options if issued, has potentially dilutive effects on each of the shareholders to the extent that any of the authorized but unissued shares are subsequently issued. The issuance of such shares of Common Stock (or even the potential issuance) may have a depressive effect on the market price of the Company's securities. Moreover, an increase in the number of authorized shares would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Finally, the issuance of any of the additional shares of Common Stock, or options to purchase shares at prices below the current market price would also have a dilutive effect on stockholder's equity in the Company.

(ii) The Company's Board of Directors believes that it is in the best interests of the Company to change the name of the Company to "Mason Hill Holdings, Inc." to reflect the new business direction of the Company. The Company has decided to redirect its business from the leasing of automobiles to the brokerage business. See "Business of Mason Hill." To this end, the Company is spinning-off to shareholders all of its assets (with the exception of 100,000 shares of DGMF common stock) to its shareholders as part of the actions contemplated herein.

Required Vote

     The adoption of the above described amendments to the Certificate of Amendment of the Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. As discusses above, the Company's majority shareholders have approved the foregoing amendment.

No Right of Appraisal

     Under Delaware Business Company Law, the state in which the Company is incorporated, the decrease in the number of authorized shares does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.


III. DIRECTORS AND EXECUTIVE OFFICERS

     The following persons have been elected as directors by the majority shareholder pursuant to its written consent, with such elections to become effective upon the closing of the Digital Acquisition. Furthermore, the following persons will be elected as officers effective upon the closing of the Digital Acquisition:


Name                                Age                       Position with the Company

Christopher Kinsley                 42                        President, Treasurer and Director

Walter Durchhalter                  33                        Secretary and Director

Peter Andrew Stearne                39                        Director

     Christopher J. Kinsley. Mr. Kinsley is the President, Treasurer and a Director of Mason Hill & Co., Inc. From 1982 to present, Mr. Kinsley was employed with Smith Barney (formerly Shearson Lehman Bros.). Mr. Kinsley began his employment with Shearson as a retail broker. From 1984 to 1992, Mr. Kinsley managed two different Shearson branch offices with between 50 and 90 brokers in each of such offices. Mr. Kinsley currently holds Series 7, 8, 15, 24, 42, 63 and 65 licenses with the NASD. Mr. Kinsley holds a Bachelors of Arts degree from Adelphi University.

     Walter W. Durchhalter. Mr. Durchhalter is the Secretary and a Director of Mason Hill & Co., Inc. From July 1993 to present, Mr. Durchhalter has been the Secretary, Executive Vice President, a Director and principal shareholder of White Rock Corp., the general partner of White Rock Partners & Co., Inc., a New York City based broker/dealer. From April 1990 until July 1992, Mr. Durchhalter was a Senior Vice President of Shearson Lehman Brothers. From April 1988 and April 1990, Mr. Durchhalter was a Senior Vice President of Gruntal & Company, a registered broker-dealer. From January 1986 through April 1988, Mr. Durchhalter was a Vice President of Moseley Securities, a registered broker-dealer.

     Peter Andrew Stearne will has agreed to become a Director of the Company upon completion of the Mason Hill Acquisition. Mr. Stearne is a Patent and Trademark Attorney who resides in and practices in Sydney Australia. Mr. Stearne holds a B.S. with Honors from the University of Melbourne, majoring in biochemistry and chemistry. Mr. Stearne holds a Doctor of Philosophy degree from the Walter & Eliza Hall Institute of Medical Research.

     The directors of the Company are elected annually by the stockholders and hold office until the next annual meeting of stockholders, or until their successors are elected and qualified. The executive officers are elected annually by the board of directors, serve at the discretion of the board of directors and hold office until their successors are elected and qualified. Vacancies on the board of directors may be filled by the remaining directors.

     As permitted under Delaware Company Law, the Company's Certificate of Incorporation eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation.

IV REVERSE-SPLIT OF THE COMPANY'S COMMON STOCK

     The Company's Board of Directors and majority shareholder have approved a reverse-split of the Company's common stock. The Board of Directors believes that a reverse-split of the Company's common stock on a one-for-two basis is in the best interests of the Company as it has the effect of reducing the number of shares issued and outstanding.

Required Vote

     The reverse split of the Company's Common Stock been approved by the Board of Directors and by the majority shareholders of the Company.

V RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company's majority shareholder and Board of Directors have ratified the selection of Lilling & Company, as the Company's independent accountants for the fiscal year ended November 30, 1999. Lilling & Company has previously been retained by Mason Hill and is being retained by the Company for fiscal 1999 because of such relationship and the fact that the Company will be effecting its operations through Mason Hill during fiscal 1999.

VI THE REORGANIZATION OF PRIDE'S AC INVESTMENTS, INC. AND PMS
INVESTMENTS, INC. SUBSIDIARIES SUCH THAT THEY BECOME WHOLLY-
OWNED SUBSIDIARIES OF AC HOLDINGS, INC., A WHOLLY OWNED
SUBSIDIARY OF PRIDE;

     The Company has reorganized the ownership of its AC Investments, Inc. and PMS Investments, Inc. subsidiaries such that they have become wholly-owned subsidiaries of AC Holdings, Inc., a wholly owned subsidiary of Pride. The reorganization has been effected to permit the Company to spin-off of Pride's non-DGMF assets to its shareholders, which the Board believes will benefit its shareholders. The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement. Upon completion of the Mason Hill Acquisition and the receipt an effective order with respect to a Registration Statement registering the AC Holdings, Inc. common stock, AC Holdings, Inc. will be 100% owned by the shareholders of Pride as at the Record Date. Although the Company intends to file a Registration Statement on behalf of AC Holdings, Inc. to effect the intended spin-off, there can be no assurance as to when, if ever, the Securities and Exchange Commission will declare same effective. If the Registration Statement is not declared effective, the Company will not be able to spin-off the AC Holdings, Inc. common stock to shareholders. In any event, it is not expected that the spin-off will be completed before April 1, 2000.


VII THE SPIN-OFF OF ALL OF THE 2,166,357 SHARES OF COMMON STOCK OF PRIDE'S AC HOLDINGS, INC. SUBSIDIARY TO ITS SHAREHOLDERS.

     As set forth above, the Company intends to spin-off of Pride's non-DGMF assets to its shareholders, which the Board believes will benefit its shareholders. The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement. Upon completion of the Mason Hill Acquisition, shares of AC Holdings, Inc. must be registered with the Securities and Exchange Commission prior to delivery to shareholders. There can be no assurance that a market will develop for securities of AC Holdings, Inc. or that they will be any value to shareholders.

VII THE SPIN-OFF OF 743,000 SHARES OF DME INTERACTIVE HOLDINGS, INC. COMMON STOCK WHICH ARE OWNED BY THE COMPANY TO ITS
         SHAREHOLDERS.

     As set forth above, the Company intends to spin-off 743,000 shares of DGMF common stock owned by the Company to its shareholders, which the Board believes will benefit its shareholders. DGMF common stock currently trades on the OTC Bulletin Board under the symbol "DGMF". It is the intention of the Company that such shares will be freely transferrable upon the distribution of such shares to the Pride Shareholders, although there can be no that the DGMF shares will be transferrable or that they will be of any value to shareholders. The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement.


     The Company has not received an appraisal or fairness opinion with respect to any of the foregoing transactions.

                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended November 30, 1998 and Report on Form 10-QSB for the quarter ended February 28, 1999 and the exhibits filed therewith are hereby incorporated by reference. The Company will furnish a copy of the Form 10-KSB or any exhibit thereto upon request by a shareholder to Alan Lubinsky, Pride, Inc., Pride House, Watford Metro Centre, Tolpits Lane, Watford Hertfordshire, WD1 8SB England. By Order of the Board of Directors,

                                                                     PRIDE, INC.



                                                        Alan Lubinsky, Secretary
                                                              New York, New York
September 10, 1999

                                    AGREEMENT

                     CONCERNING THE EXCHANGE OF COMMON STOCK

                                      AMONG

                                   PRIDE, INC.

                             MASON HILL & CO., INC.

                                       and

                   THE SHAREHOLDERS OF MASON HILL & CO., INC.

                                TABLE OF CONTENTS

                                                                                              Page No.

ARTICLE 1 - EXCHANGE OF SECURITIES                                                               1

         1.1  - Issuance of Shares                                                               1
         1.2  - Exemption from Registration                                                      1

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF MASON HILL                                         2

         2.1  - Organization                                                                     2
         2.2  - Capital                                                                          2
         2.3  - Subsidiaries                                                                     2
         2.4  - Directors and Officers                                                           2
         2.5  - Financial Statements                                                             2
         2.6  - Investigation of Financial Condition                                             3
         2.7  - Compliance with Laws                                                             3
         2.8  - Litigation                                                                       3
         2.9  - Authority                                                                        3
         2.10 - Ability to Carry Out Obligations                                                 4
         2.11 - Full Disclosure                                                                  4
         2.12 - Material Contracts                                                               4
         2.13 - Indemnification                                                                  4
         2.14 - Transactions with Officers and Directors                                         4
         2.15 - Background of Officers and Directors                                             5
         2.16 - Employee Benefits                                                                6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PRIDE                                              6

         3.1  - Organization                                                                     6
         3.2  - Capital                                                                          6
         3.3  - Subsidiaries                                                                     6
         3.4  - Directors and Officers                                                           6
         3.5  - Financial Statements                                                             6
         3.6  - Absence of Changes                                                               7
         3.7  - Absence of Undisclosed Liabilities                                               7
         3.8  - Tax Returns                                                                      7
         3.9  - Investigation of Financial Condition                                             7
         3.10 - Trade Names and Rights                                                           7
         3.11 - Compliance with Laws                                                             7
         3.12 - Litigation                                                                       8
         3.13 - Authority                                                                        8


         3.14 - Ability to Carry Out Obligations                                                 8
         3.15 - Validity of Pride Shares                                                         8
         3.16 - Full Disclosure                                                                  8
         3.17 - Assets                                                                           9
         3.18 - Material Contracts                                                               9

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS                                       9

         4.1  - Share Ownership                                                                  9
         4.2  - Investment Intent                                                                9
         4.3  - Indemnification                                                                  10
         4.4  - Legend                                                                           10

ARTICLE 5 - COVENANTS                                                                            11

         5.1  - Investigative Rights                                                             11
         5.2  - Conduct of Business                                                              11

ARTICLE 6 - CONDITIONS PRECEDENT TO PRIDE'S PERFORMANCE                                          11


         6.1  - Conditions                                                                       11
         6.2  - Accuracy of Representations                                                      11
         6.3  - Performance                                                                      12
         6.4  - Absence of Litigation                                                            12
         6.5  - Acceptance by Mason Hill Shareholders                                            12
         6.6  - Officer's Certificate                                                            12
         6.7  - Opinion of Counsel to Mason Hill                                                 12

ARTICLE 7 - CONDITIONS PRECEDENT TO MASON HILL'S PERFORMANCE                                     13

         7.1  - Conditions                                                                       13
         7.2  - Accuracy of Representations                                                      13
         7.3  - Performance                                                                      14
         7.4  - Absence of Litigation                                                            14
         7.5  - Current Status                                                                   14
         7.6  - Directors of Pride                                                               14
         7.7  - Officers of Pride                                                                14
         7.8  - Cash Assets                                                                      14
         7.9  - Officer's Certificate                                                            14
         7.10 - Opinion of Counsel                                                               14




ARTICLE 8 - CLOSING                                                                              16

         8.1  - Closing                                                                          16

ARTICLE 9 - MISCELLANEOUS                                                                        17

         9.1  - Captions and Headings                                                            17
         9.2  - No Oral Change                                                                   17
         9.3  - Non-Waiver                                                                       17
         9.4  - Entire Agreement                                                                 17
         9.5  - Choice of Law                                                                    17
         9.6  - Counterparts                                                                     17
         9.7  - Notices                                                                          17
         9.8  - Brokers                                                                          18
         9.9  - Binding Effect                                                                   18
         9.10 - Mutual Cooperation                                                               18
         9.11 - Announcements                                                                    19
         9.12 - Expenses                                                                         19
         9.13 - Survival of Representations and Warranties                                       19
         9.14 - Exhibits                                                                         19

Signatures                                                                                       19

EXHIBITS

         Allocation of Mason Hill Shares                      Exhibit 1.1
         Directors and Officers of Mason Hill                 Exhibit 2.4
         Mason Hill Financial Statements                      Exhibit 2.5
         Material Contracts                                   Exhibit 2.12
         Directors and Officers of Pride                      Exhibit 3.4
         Pride November 30, 1998 on Form 10-KSB

                                    AGREEMENT



         AGREEMENT, made as of the _____ day of July, 1999, by and among Pride, Inc., a Delaware corporation ("Pride"), Mason Hill & Co., Inc., a Delaware Corporation ("Mason Hill") and the shareholders of Mason Hill & Co., Inc. (the "Shareholders").

         WHEREAS, Pride desires to acquire all of the issued and outstanding shares of Mason Hill, in exchange for an aggregate of 15,886,618 authorized but unissued shares of the common stock, $.002 par value, of Pride (the "Exchange Stock"); and

         WHEREAS, the Shareholders desire to exchange their Mason Hill shares for the Exchange Stock as set forth herein; and

         WHEREAS, Mason Hill desires to assist Pride in a business combination which will result in the Shareholders of Mason Hill owning approximately 88% of the then issued and outstanding shares of Pride's Common Stock and Pride owning 100% of the issued and outstanding shares of Mason Hill's Capital Stock;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                             Exchange of Securities

         1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Pride agrees to issue to Shareholders 15,886,618 shares the Exchange Stock in exchange for all of the outstanding shares of Mason Hill capital stock owned by the Shareholders. The Exchange Stock will be issued directly to the Shareholders of Mason Hill on the Closing Date, subject to the tender of their respective Mason Hill stock certificates to Pride, duly endorsed in blank.

         1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Pride to the Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

                                    ARTICLE 2

                  Representations and Warranties of Mason Hill

     Mason Hill, Christopher Kinsley and Walter Durchhalter, (Christopher Kinsley and Walter Durchhalter being hereinafter referred to as the "Principal Shareholders") represents to Pride that:

         2.1 Organization. Mason Hill is a corporation duly organized and validly existing and in good standing under the laws of Delaware and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.2 Capital. The authorized capital stock of Mason Hill is as set forth on the annexed exhibit 2.2, a copy of which is annexed hereto and made a part hereof. The shares currently outstanding are owned by the Shareholders of Mason Hill as set forth in Exhibit 2.1 hereto. All of the issued and outstanding shares of Mason Hill are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Mason Hill to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 Subsidiaries. As of the date of this Agreement, Mason Hill does not have any subsidiaries or own any interest in any other enterprise.

         2.4 (a) Directors and Officers. Exhibit 2.4 to this Agreement, the text of which is incorporated herein by reference, contains the names and titles of all directors and officers of Mason Hill as of the date of this Agreement.

         2.5 (b) Financial Statements. The current Mason Hill audited financial statements as of December 31, 1998, which are annexed hereto as Exhibit 2.5 and have been delivered to Pride prior to the Closing, are complete, accurate and fairly present the financial condition of Mason Hill as of the date thereof and the results of operations for the period then ended. Since December 31, 1998, the business of Mason Hill has been operated only in the normal course.

         There are no material liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would materially alter the financial condition of Mason Hill as reflected in such financial statements. The financial statements of Mason Hill are incorporated herein by reference and deemed to be a part hereof.

         2.6 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Pride and/or its attorneys shall have the opportunity to meet with accountants and attorneys of Mason Hill to discuss the financial condition of Mason Hill. Mason Hill shall make available to Pride and/or its attorneys all books and records of Mason Hill. If the transaction contemplated hereby is not completed, all documents received by Pride and/or its attorneys shall be returned to Mason Hill and all information so received shall be treated as confidential.

         2.7 Compliance with Laws. Mason Hill has complied with and are not in violation of applicable federal, state or local statutes, laws and regulations
(including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. All Federal and State income tax returns required to be filed by Mason Hill have been filed and all required taxes have been paid or an adequate reserve therefor has been established in the financial statements. Mason Hill's tax returns have not been audited by any authority empowered to do so.

         2.8 Litigation. Neither Mason Hill nor Principal Shareholders are a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Mason Hill and the Principal Shareholder, threatened against or affecting Mason Hill or Principal Shareholders, their assets or financial condition, except for matters which would not have a material effect on Mason Hill, Principal Shareholders or their respective properties. Neither Mason Hill nor Principal Shareholders are in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither Mason Hill nor Principal Shareholders are engaged in any lawsuits to recover any material amount of moneys due to Mason Hill or Principal Shareholders.

         2.9 Authority. The Board of Directors of Mason Hill has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and upon obtaining any necessary shareholder approval, Mason Hill will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be a legal, valid and binding obligation of Mason Hill, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         2.10 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Mason Hill and the performance by Mason Hill of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Mason Hill or Principal Shareholders are a party or by which either may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument, to terminate it or to accelerate the maturity of any indebtedness or other obligation of Mason Hill or Principal Shareholders; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Mason Hill or Principal Shareholders.

         2.11 Full Disclosure. None of the representations and warranties made by Mason Hill and the Principal Shareholder herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Mason Hill, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

         2.12 Material Contracts. Neither Mason Hill nor Principal Shareholders has any material contracts to which either is a party or by which they are bound, except for those agreements set forth on the annexed hereto as Exhibit 2.12.

         2.13 Indemnification. Mason Hill and the Principal Shareholder agree to defend and hold harmless Pride, its officers and directors against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of or failure by Mason Hill to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Mason Hill under this Agreement.

         2.14 Transactions with Officers and Directors. Except as otherwise disclosed in Mason Hill's financial statements dated December 31, 1998 and delivered to Pride, there have been, and through the date of Closing there will be (1) no bonuses or unusual compensation to any of the officers or directors of Mason Hill; (2) no loans, leases or contracts made to or with any of the officers or directors of Mason Hill; (3) no dividends or other distributions declared or paid by Mason Hill; and (4) no purchases by Mason Hill of any of its capital shares.

         2.15 Background of Officers and Directors. During the past five year period, no officer or director of Mason Hill has been the subject of:

                  (a) A petition under the Federal Bankruptcy laws or any other insolvency law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (b) A conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (c) Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                    (i) Acting as a futures commission merchant, introducing broker, commodities trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                    (ii) Engaging in any type of business practice; or

                    (iii) Engaging in any activity in connection with the purchase and sale of any security or commodity or in connection with any violation of Federal, State or other securities law or commodities law.

                  (d) Any order, judgment, decree, not subsequently reversed, suspended or vacated, of any Federal, State or local authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                  (e) a finding by any court of competent jurisdiction in a civil action or by the United States Securities and Exchange Commission to have violated any securities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated; or

                  (f) a finding by any court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any commodities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated.

         2.16 Employee Benefits. Mason Hill does not have any pension plan, profit sharing or similar employee benefit plan.

                                    ARTICLE 3

                     Representations and Warranties of Pride

         Pride represents and warrants to Mason Hill that:

         3.1 Organization. Pride is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate powers to own properties and to carry on business.

         3.2 Capital. The authorized capital stock of Pride consists of 500,000,000 shares of Common Stock, par value $.002 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series at the discretion of the board of directors. As of the date of this Agreement, there were 2,166,357 shares of Common Stock outstanding, all of which were fully paid and non-assessable. Except for the Options owned by those persons identified in the Report on Form 10-KSB of Pride for the year ended November 31, 1998, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Pride to issue or to transfer from treasury any additional shares of its capital stock of any class.

         3.3 Subsidiaries. Pride has does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except for AC Investments, Inc., PMS Investments, Inc., AC Holdings, Inc. and those entities identified on Exhibit 3.3, annexed hereto and made a part hereof.

         3.4 Directors and Officers. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of Pride as of the date of this Agreement. All of such officers and directors shall resign at the Closing.

         3.5 Financial Statements. Exhibit 3.5, annexed hereto and incorporated herein by reference, consists of the Pride audited financial statements as of November 30, 1998.

         3.6 Changes Since November 30, 1998. Since November 30, 1998, there has been not been any adverse change in the financial condition and operations of Pride.

         3.7 Absence of Undisclosed Liabilities. As of November 30, 1998, Pride did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Pride's balance sheet as of November 30, 1998. There have been no new liabilities incurred since November 30, 1998, except for those incurred in the ordinary course of business and in connection with this transaction.

         3.8 Tax Returns. Within the times and in the manner prescribed by law, Pride has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Exhibit 3.5 is adequate for any and all federal, state, county and local taxes for the period ending on the date of such balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Pride.

         3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Mason Hill shall have the opportunity to meet with Pride's accountants and attorneys to discuss the financial condition of Pride. Pride shall make available to Mason Hill all books and records of Pride.

         3.10 Trade Names and Rights. Pride does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications. To the best knowledge of Pride, no person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Pride's business.

         3.11 Compliance with Laws. Pride has complied with and is not in violation of applicable federal, state or local statutes, laws or regulations (including, without limitation, any applicable building, zoning, securities or other law, ordinance, or regulation) affecting its properties or the operation of its business.

         3.12 Litigation. Pride is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Pride, threatened against or affecting Pride or its business, assets or financial condition. Pride is not engaged in any legal action to recovery moneys due to it.

         3.13 Authority. The Board of Directors and Shareholders of Pride have authorized the execution of this Agreement and the transactions contemplated herein, and Pride has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Pride, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Pride and the performance by Pride of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Pride is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Pride; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Pride.

         3.15 Validity of Pride Shares. The shares of Pride Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         3.16 Full Disclosure. None of the representations and warranties made by Pride herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Pride, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

         3.17 Assets. Pride has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances, except as disclosed in its financial statements.

         3.18 Material Contracts. Except as otherwise disclosed in this agreement and in its Report on From 10-KSB for the period ended November 30, 1998, Pride has no material contracts to which it is a party or by which it is bound.


                                    ARTICLE 4

                 Representations and Warranties of Shareholders

         4.1 Share Ownership. Each Shareholder represents that he holds shares of Mason Hill's common stock as set forth in Exhibit 2.2 hereof, and that such shares are owned of record and beneficially by such shareholder, and such shares are not subject to any lien, encumbrance or pledge, and are restricted securities as defined in Rule 144 of the Securities Act of 1933. Each Shareholder severally represents that he holds authority to exchange his shares pursuant to this Agreement.

         4.2 Investment Intent. Each Shareholder understands and acknowledges that the shares of Exchange Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that same may be relied upon in determining the suitability of each such shareholder as a purchaser of securities:

                  (a) Each such Shareholder acknowledges that the Exchange Stock being acquired solely for the account of such Shareholder, for investment purposes only, and not with a view towards or for sale in connection with any distribution thereof, and with no present intention of distributing or re-selling any part of the Exchange Stock;

                  (b) Each Shareholder agrees not to dispose of his Exchange Stock, or any portion thereof unless and until counsel for Pride shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 or any applicable state securities laws, or the rules and regulations thereunder;

                  (c) Each Shareholder acknowledges that Pride has made all documentation pertaining to all aspects of the herein transaction available to him and to his qualified representatives, if any, and has offered such person or persons an opportunity to discuss such transaction with the officers of Pride;

                  (d) Each Shareholder represents that he has relied solely upon Pride's Report on Form 10-KSB for the period ended November 30, 1998 and independent investigations made by such Shareholder or his representatives, if any;

                  (e) Each Shareholder represents that he is knowledgeable and experienced in making and evaluating investments of this nature and desires to acquire the Exchange Stock on the terms and conditions herein set forth;

                  (f) Each Shareholder represents that he is able to bear the economic risk of an investment, as a result of the herein transaction, in the Exchange Stock;

                  (g) Each Shareholder represents that he understands that an investment in the Exchange Stock is not liquid, and each Shareholder represents that he has adequate means of providing for his current needs and personal contingencies and has no need of liquidity in this investment; and

                  (h) Each shareholder represents that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933.

         4.3 Indemnification. Each Shareholder recognizes that the offer of the Exchange Stock to him is based upon the representations and warranties made by such Shareholder set forth and contained herein and each Shareholder hereby agrees to indemnify and hold harmless Pride against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

         4.4 Legend. Each Shareholder agrees that the certificates evidencing the Exchange Stock acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of such securities.


                                    ARTICLE 5

                                    Covenants

         5.1 Investigative Rights. From the date of this Agreement until the Closing Date, Pride and Mason Hill shall provide to each other, and such other party's counsels, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         5.2 Conduct of Business. Prior to the Closing, Pride and Mason Hill shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party except in the regular course of business or as part of the transactions contemplated hereby. Neither Pride nor Mason Hill shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE 6

                   Conditions Precedent to Pride's Performance

         6.1 Conditions. Pride's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 6. Pride may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such wavier of a condition shall constitute a waiver by Pride of any other condition or of any of Pride's other rights or remedies, at law or in equity, if Mason Hill or the Shareholders shall be in default of any of their representations, warranties or covenants under this Agreement.

         6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Shareholders and Mason Hill in this Agreement or in any written statement that shall be delivered to Pride by Mason Hill under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 Performance. Mason Hill shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Mason Hill or Principal Shareholders on or before the Closing Date.

         6.5 Acceptance by Mason Hill Shareholders. The holders of an aggregate of not less than 100% of the issued and outstanding shares of common stock of Mason Hill shall have agreed to exchange their shares for shares of the Exchange Stock.

         6.6 Officer's Certificate. Mason Hill shall have delivered to Pride a certificate, dated the Closing Date, and signed by the President and Secretary of Mason Hill, certifying that each of the conditions specified in Sections 6.2 through 6.5 hereof have been fulfilled.

         6.7 Opinion of Counsel to Mason Hill. Mason Hill shall have delivered to Pride an opinion of its counsel, dated the Closing date, to the effect that:

                  (a) Mason Hill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                  (b) To the best knowledge of such legal counsel, the execution and delivery by Mason Hill of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Mason Hill's certificate of incorporation or by-laws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation, or violate any court order, writ, injunction or decree applicable to Mason Hill, or their properties or assets;

                  (c) The authorized capital stock of Mason Hill is as set forth on the annexed exhibit 2.2, a copy of which is annexed hereto and made a part hereof. All issued and outstanding shares are legally issued pursuant to an exemption from registration under Federal and State securities laws, are fully paid and non-assessable and not issued in violation of the preemptive rights of any person. There are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Mason Hill to issue any additional shares of any class of its capital stock.

                  (d) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of Mason Hill, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

                  (e) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against Mason Hill or Principal Shareholders, or affecting Mason Hill or Principal Shareholders or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.


                                    ARTICLE 7

                             Conditions Precedent to
                   Mason Hill's and Shareholders' Performance

         7.1 Conditions. Mason Hill's and Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. Mason Hill and Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Mason Hill and Shareholders of any other condition or of any of Mason Hill's and Shareholders' rights or remedies, at law or in equity, if Pride shall be in default of any of its representations, warranties or covenants under this Agreement.

         7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Pride in this Agreement or in any written statement that shall be delivered to Mason Hill and Shareholders by Pride under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         7.3 Performance. Pride shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Pride on or before the Closing Date, except as disclosed herein.

         7.5 Current Status. Pride shall have prepared and filed with the Securities and Exchange Commission its Annual Report on Form 10-KSB for the period ended November 30, 1998.

         7.6 Directors of Pride. Effective on the Closing, Pride shall cause persons nominated by Mason Hill to be elected to the Board of Directors. All of the current Officers and Directors of Pride shall have submitted their resignations as Directors and Officers of Pride effective on the Closing of this transaction.

         7.7 Officers of Pride. Effective on the Closing, Pride shall have elected new officers of Pride to consist of the following persons:

                                    President and Treasurer
                                    Secretary
                                    Vice-President

     7.8 DME Interactive Holdings, Inc. Stock and Spin-Off Transactions. Pride agrees that it shall effect the following as a condition to the Closing:

                  a. On or before the Closing, Pride shall cause its subsidiaries to be reorganized such that its AC Investments, Inc. and PMS
Investments, Inc. subsidiaries shall become wholly-owned subsidiaries of AC Holdings, Inc., a wholly owned subsidiary of the Pride.

                  b. On or before the Closing, Pride shall cause its AC Holdings, Inc. subsidiary to be spun-off to its shareholders.

                  c. On or before the Closing, Pride shall cause 743,000 shares of DME Interactive Holdings, Inc. common stock which it owns to be spun-off to its shareholders.

                  d. On or before the Closing, Pride shall cause 350,000 shares of DME Interactive Holdings, Inc. common stock which it owns to be delivered to AC Holdings, Inc. as a contribution to its capital.

                  e. At the Closing, Pride shall own no less than 100,000 shares of DME Interactive Holdings, Inc. common stock.

     7.9 Officers' Certificate. Pride shall have delivered to Mason Hill and Shareholders a certificate, dated the Closing Date and signed by the President of Pride certifying that each of the conditions specified in Sections 7.2 through 7.8 have been fulfilled.

     7.10 Opinion of Counsel. Pride shall deliver an opinion of its counsel in the form annexed hereto as Exhibit 7.10;


                                    ARTICLE 8

                                     Closing

         8.1 Closing. The Closing of this transaction shall be held at the offices of Lampert, Lampert & Ference, Esqs., 135 West 50th Street, New York, New York 10020, or such other place as shall be mutually agreed upon, on _________, 1999 or such other date as shall be mutually agreed upon by the parties. At the Closing:

                  (a) Shareholders shall present the certificates representing their shares of Mason Hill being exchanged to Pride, and such certificates will be duly endorsed with signature guaranteed;

                  (b) Shareholders shall receive a certificate or certificates representing the number of shares of Pride Common Stock for which the shares of Mason Hill common stock shall have been exchanged;

                  (c) Pride shall deliver an officer's certificate, as described in Section 7.9 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Pride are true and correct as of, or have been fully performed and complied with by, the Closing Date;

                  (d) Pride shall deliver a resolution of its Board of Directors of Pride approving this Agreement and each matter to be approved by the Directors of Pride under this Agreement;

                  (e) Pride shall deliver an opinion of its counsel, as described in Section 7.10 hereof, dated the Closing Date;

                  (f) Mason Hill shall deliver an officer's certificate, as described in Section 6.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Mason Hill are true and correct as of, or have been fully performed and complied with by, the Closing Date.

                  (g) Mason Hill shall deliver an opinion of its counsel, as described in Section 6.7 hereof, dated the Closing Date; and

                  (h) Mason Hill shall deliver resolutions of its Board of Directors approving this Agreement and each matter to be approved by the Directors of Mason Hill under this Agreement.

                                    ARTICLE 9

                                  Miscellaneous

         9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         9.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach of failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure; and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         9.4 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         9.5 Choice of Law. This Agreement and its application shall be governed by the laws of the State of New York.

         9.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To Pride, Inc.:

         Mr. Alan Lubinsky, President
         Pride, Inc.
         PrideHouse
         Watford Metro Centre, Tolpits Lane
         Watford Hertfordshire
         WD1 8SB England

         To Mason Hill & Co., Inc.:

         Mr. Christopher Kinsley, President
         Mason Hill & Co, Inc.
         110 Wall Street, 6th Floor
         New York, New York

         9.8 Brokers. The parties hereto represent and agree that no fee has been paid or is payable by any party for a finder's or brokerage fee. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any such broker or person.

         9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.11 Announcements. Pride and Mason Hill will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

         9.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated. In no event shall one party be liable for any of the expenses of the other party.

         9.13 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party.

         9.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         WHEREFORE, the above agreement is hereby agreed to and accepted as of the date first above written.


                                                      PRIDE, INC.


                                               By:
                                                  Alan Lubinsky, President


                                                      MASON HILL & CO., INC.


                                               By:
                                                  Christopher Kinsley, President

                                                         (d:\pride\exchange.agt)

SHAREHOLDERS                         NUMBER OF MASON HILL                NUMBER
OF PRIDE                                      SHARES
















(d:\pride\exchange.agt)

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   PRIDE, INC.

     PRIDE, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the  corporation  is Pride,  Inc.  The date of filing of its
original   Certificate  of  Incorporation   with  the  Secretary  of  State  was
[_________].

     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation in its entirety, as follows:

     FIRST: The name of the corporation is MASON HILL HOLDINGS, INC.

     SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) The total number of shares of all classes of Stock which the Corporation shall have authority to issue is TWENTY FIVE MILLION (25,000,000) shares. Of these (i) TEWENTY MILLION (20,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) FIVE MILLION (5,000,000) shall be shares of Serial Preferred Stock of the par value of $.001 per share;

     I. The following are the powers, rights, qualifications and restrictions regarding the remaining shares of Common Stock ("Common Stock").

     COMMON STOCK. Subject to the rights, privileges, preferences and priorities of any holders of any series of Preferred Stock, the holders of record of the Common Stock (i) shall have equal ratable rights to dividends out of funds legally available therefor, when, as and if declared by the Board of Directors of the Corporation and paid to the holders of Common Stock; (ii) shall be entitled to share ratably in all the assets of the Corporation available for distribution to holders of the Corporation's Common Stock upon liquidation, dissolution or winding up of the Corporation; (iii) shall not have preemptive, subscription or conversion rights, or redemption or sinking funds provisions applicable thereto; and (iv) except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one non-cumulative vote per share on all matters on which the Corporation's stockholders may vote at all meetings of stockholders. All shares of Common Stock shall be identical with each other in every respect."

     II. The following are the powers, rights, qualifications and restrictions regarding the shares of Serial Preferred Stock ("Preferred Stock" or "Serial Preferred Stock"):

     SERIAL PREFERRED STOCK. The Preferred Stock may be issued in additional series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the additional issuances of additional series of Preferred Stock, the voting powers, conversion rights, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware;

     FIFTH: The corporation is to have perpetual existence.

     SIXTH: The directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the Common Stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by Law of the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the paragraph "THIRD" and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

     NINTH: No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     TENTH: The Corporation shall have the power to merge and consolidated with any corporation or corporations in such manner as may be permitted by law.

     ELEVENTH: The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

     4. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     5. This Amended and Restated Certificate of Incorporation shall be effective on September ___, 1999

     IN WITNESS WHEREOF, said Pride, Inc. has caused this Certificate to be signed by the undersigned officer this ____ day of September, 1999.

                                                     PRIDE, INC.


                                                 By: ________________________